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                                                                     Exhibit 4.2

COMMON SHARES                                                     COMMON SHARES

   MTC                      METRON TECHNOLOGY

                              [METRON LOGO]

              INCORPORATED UNDER THE LAWS OF THE NETHERLANDS


THIS CERTIFICATE IS TRANSFERABLE                     SEE REVERSE FOR CERTAIN
                                                  DEFINITIONS AND A STATEMENT AS
                                                    TO THE RIGHTS, PREFERENCES,
                                                    PRIVILEGES AND RESTRICTIONS
                                                             ON SHARES

                                                         CUSIP: N5665B 10 5


THIS CERTIFIES THAT





IS THE RECORD HOLDER OF

                     FULLY PAID AND NON-ASSESSABLE COMMON SHARES,
                           NLG 0.96 PAR VALUE PER SHARE, OF

                             METRON TECHNOLOGY N.V.

  transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer
                    Agent and registered by the Registrar.

      WITNESS the facsimile signatures of its duly authorized officers.

      Dated:

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED
   HARRIS TRUST AND SAVINGS BANK
      TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

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                            METRON TECHNOLOGY N.V.

     The Company will furnish without charge to each shareholder who so requests information about the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company, and about the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Company at its executive office in Burlingame, California, or to the Transfer Agent.

     Keep this Certificate in a safe place. If it is lost, stolen or destroyed the Company may require a bond of indemnity as a condition to the issuance of a replacement certificate.

     The Share(s) represented by this Certificate have been issued by METRON TECHNOLOGY N.V., a company organized and existing under the laws of The Netherlands (the "Company"). The Company has authorized the Transfer Agent to acknowledge the transfer of share(s) on its behalf, which acknowledgement is required by Netherlands law.

                              --------------

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --     as tenants in common

TEN ENT  --     as tenants by the entireties

JT TEN   --     as joint tenants with right of
                survivorship and not as tenants
                in common


UNIF GIFT MIN ACT--   _____________ Custodian ______________
                         (Cust)                  (Minor)
                         under Uniform Gifts to Minors

                      Act___________________________________
                                    (State)

          Additional abbreviations may also be used though not listed.

                         --------------------------------

For value received, ________________________________________ hereby sell, assign and transfer to

  PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF PURCHASER
---------------------------------------------

---------------------------------------------


________________________________________________________________________________
    PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF PURCHASER

________________________________________________________________________________

________________________________________________________________________________

who accepts title to _____________________________________________ Common Shares
each with par value 0.96 Dutch Guilder (NLG 0.96) in the share capital of the Company, represented by this Certificate. The parties waive their right to invoke a recission of this agreement on any ground whatsoever upon the transfer of the aforementioned Common Shares. This agreement is governed by the laws of The Netherlands. Seller hereby irrevocably constitutes and appoints

_______________________________________________________________________ Attorney
to transfer the same on the books of the Company, with full power of substitution.


Seller _________________________________________________________________________
                                    SIGNATURE

Place __________________________________________________________________________

Date ___________________________________________________________________________

Signature(s) Guaranteed:



By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTEED INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO UNITED STATES SECURITIES AND EXCHANGE ACT RULE 17AD-15.